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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 8, 2006



                                    RPC, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

          DELAWARE                       1-8726                  58-1550825
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

                 2170 Piedmont Road, NE, Atlanta, Georgia 30324
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (404) 321-2140


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     As reported in the press release dated September 14, 2006, a copy of which is filed as Exhibit 99.2 hereto, on September 8, 2006, RPC, Inc. ("RPC"), a Delaware corporation, replaced its $50 million credit facility with a new revolving credit agreement (the "Revolving Credit Agreement") with SunTrust Capital Markets, Inc, as Joint Lead Arranger and Sole Book Manager, Banc of America Securities LLC as Joint Lead Arranger, and a syndicate of other lenders including SunTrust Bank, Bank of America, N.A., Wachovia Bank, N.A., Branch Banking and Trust Company, Regions Bank, Wells Fargo Bank, N.A., Comerica Bank, Fifth Third Bank, N.A., and Mercantile-Safe Deposit & Trust Company. The Revolving Credit Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     The Revolving Credit Agreement is guaranteed by those of RPC's domestic subsidiaries whose assets equal 5% or more of the consolidated assets of RPC and its subsidiaries and those whose operating income equals 5% or more of the consolidated operating income of RPC and its subsidiaries.

     Neither RPC nor any of its affiliates has any material relationship with any of the parties to the Revolving Credit Agreement apart from RPC's ownership of its domestic subsidiaries and ordinary banking relationships.

Borrowings.

     The Revolving Credit Agreement has a general term of 5 years and provides for an unsecured line of credit of up to $250 million, which includes a $50 million letter of credit subfacility, and a $20 million swingline subfacility. Under certain circumstances more particularly described in the Revolving Credit Agreement, the line of credit may be increased by an additional amount of up to $50 million. The maturity date of all revolving loans under the Credit Agreement is September 8, 2011, although RPC may request two one-year extensions of the maturity date.

Interest Rates.

     Revolving loans under the Revolving Credit Agreement bear interest at one of the following two rates, at RPC's election:

     o the Base Rate, which is the greater of SunTrust Bank's "prime rate" for the day of the borrowing and a fluctuating rate per annum equal to the Federal Funds Rate plus .50%; or

     o with respect to any Eurodollar borrowings, Adjusted LIBOR (which equals LIBOR as increased to account for the maximum reserve percentages established by the U.S. Federal Reserve) plus a margin ranging from .40% to .80%, based upon RPC's then-current debt-to-EBITDA ratio.

     In addition, RPC will pay an annual fee ranging from .10% to .20% of the total credit facility based upon RPC's then-current consolidated debt-to-EBITDA ratio.



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Financial Covenants and Events of Default.

     The Revolving Credit Agreement contains customary terms and conditions, including certain financial covenants including covenants restricting RPC's ability to incur liens, merge or consolidate with another entity. Further, the Revolving Credit Agreement contains financial covenants restricting RPC's ability to permit the ratio of RPC's consolidated debt to EBITDA to exceed 2.5 to 1, and to permit the ratio of RPC's consolidated EBIT to interest expense to exceed 2 to 1.

Draw-downs.

     RPC has not yet made any borrowings under the Revolving Credit Agreement.

ITEM 1.02.  TERMINATION OF A MATERIAL CONTRACT.

     The Revolving Credit Agreement described under Item 1.01 above replaced RPC's previous credit facility which was entered into on March 10, 2006, with SunTrust Bank. The previous credit facility provided RPC with access to a $50 million credit facility encompassing letters of credit and a demand note.

     RPC has not incurred any material early termination penalties, and does not have any material relationships with any of the parties thereto apart from their relationships as lenders to RPC and as disclosed elsewhere in this Form 8-K. For further information, see the "Liquidity and Capital Resources" section of Management's Discussion and Analysis contained in RPC's Quarterly Report on Form 10-Q for the period ended June 30, 2006.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information disclosed above under Items 1.01 and 1.02 is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         Exhibit Number       Description

               99.1 Revolving Credit Agreement dated September 8, 2006 between RPC, Bank of America, N.A., SunTrust Bank, and certain other Lenders party thereto.

               99.2           Press Release dated September 14, 2006.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         RPC, Inc.

Date: September 14, 2006                 /s/ Ben M. Palmer
                                         ---------------------------------------
                                         Ben M. Palmer
                                         Vice President, Chief Financial Officer
                                         and Treasurer


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